UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2003

Parker-Hannifin Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On December 8, 2003, Parker-Hannifin Corporation, an Ohio corporation (the “Company”), announced that it entered into an Acquisition Agreement, dated as of December 7, 2003 (the “Acquisition Agreement”), with Denison International plc, a public limited company organized under the laws of England and Wales (“Denison”). The Acquisition Agreement provides for the commencement by the Company of tender offers to purchase all outstanding A ordinary shares, £8.00 par value per share (the “A Ordinary Shares”), and all outstanding ordinary shares, $0.01 par value per share (the “Ordinary Shares”), including those Ordinary Shares represented by American Depositary Shares each representing one Ordinary Share (“ADSs” and together with the A Ordinary Shares and the Ordinary Shares, the “Shares”), of Denison at a purchase price of $24.00 per Share, net to the seller in cash, without interest.

Certain officers and directors of Denison and other beneficial owners of the Shares have entered into tender agreements, each dated as of December 7, 2003, in which they have agreed to tender more than 90% of the outstanding A Ordinary Shares in the aggregate and approximately 47% of the outstanding Ordinary Shares, including those represented by ADSs, in the aggregate, in each case, on a fully diluted basis.

A copy of the joint press release issued by the Company and Denison in connection with the execution of the Acquisition Agreement is attached hereto as Exhibit 99.1 and its contents are hereby incorporated herein by reference.

Item 7.    Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Joint press release of Parker-Hannifin Corporation and Denison International plc, issued on December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Timothy K. Pistell

Name: Timothy K. Pistell Title: Vice President—Finance and Administration and Chief Financial Officer

Date: December 8, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint press release of Parker-Hannifin Corporation and Denison International plc, issued on December 8, 2003.

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